AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is dated as of December 23, 2009, by and among Left Lane Imports, Inc., a Utah corporation (“Parent”); Left Lane Acquisition, Inc., a Utah corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”); Red Foxx Solutions, Inc., a Utah corporation (“Company”); and the shareholders of Company (collectively, “Company Shareholders”).  The foregoing are sometimes collectively referred to as the “Parties.”

WHEREAS, Company presently engages and intends to continue to engage in the business of providing aftermarket sales, marketing, servicing and underwriting channels for various extended service contracts and added value insurance products in the new and used automobile segment of the United States economy (the “Business”); and

WHEREAS, the Boards of Directors of Parent, Merger Subsidiary and Company, and Parent, as Merger Subsidiary’s sole shareholder, and Company Shareholders, have approved the merger of the Merger Subsidiary with and into Company (the “Merger”) upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire to execute and deliver this Agreement and all related, required or necessary documentation that may be reasonably required to complete the Merger as contemplated by the Parties, including the waiver of applicable dissenters’ rights of appraisal (“Dissenters’ Rights”) under the Utah Revised Business Corporation Act, (the “Utah Act”)  (collectively, the “Transaction Documents”);

WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Parties desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1

THE MERGER; CONVERSION OF SHARES

1.1

The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary will be merged with and into Company in accordance with the provisions of the Utah Act, whereupon the separate corporate existence of Merger Subsidiary will cease, and Company will continue as the surviving corporation (the ”Surviving Corporation”).  From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of Company and Merger Subsidiary, all as more fully described in the Utah Act.

1.2

Effective Time.  As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, Company and Merger Subsidiary will file, or cause to be filed, with the Department of Commerce of the State of Utah, Articles of Merger for the Merger, which Articles will be in the form required by and executed in accordance with the applicable provisions of the Utah Act.  The Merger will become effective at the time such filing is made or, if agreed to by Parent and Company, such later time or date set forth in the Articles of Merger (the “Effective Time”).

1.3

Closing.

(a)

Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof, the closing of the Merger (the “Closing”) will take place at a time and on a date (the “Closing Date”) to be specified by the Parties, which will be no later than December 31, 2009 (the ”Termination Date”); provided, however, that all of the conditions provided for in Articles 5 and 6 hereof shall have been satisfied or waived by such date.  The Closing will be held at the offices of Leonard W. Burningham, Esq., 455 East 500 South, Suite 205, Salt Lake City, Utah, or such other place as the Parties may agree, at which time and place the Transaction Documents necessary or appropriate to effect the transactions contemplated herein will be exchanged by the Parties.  Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

1.4

Conversion of Interests.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Company and/or Merger Subsidiary:

(a)

Each of the shares of common stock of Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of Parent or an aggregate of 40,000,000 shares of common stock of Parent, par value $0.01 per share (“Parent Common Stock”).  The amount of Parent Common Stock into which shares of Company Common Stock is converted, on a one to one basis, is referred to herein as the “Merger Consideration.”

(b)

All stock options, warrants, convertible debt, other convertible securities or other rights to acquire shares or securities of any kind of Company (collectively “Company’s Convertible Securities”) outstanding at the Effective Time, whether or not exercisable and whether or not vested (all of which are listed Company Disclosure Schedule in Section 2.3 thereof) shall be canceled without payment of any consideration therefor and without any conversion thereof.

(c)

Except as expressly set forth herein, each share of any other equity interest of the Company (other than Company Common Stock) will be canceled without payment of any consideration therefor and without any conversion thereof.

(d)

Each share of common stock of Merger Subsidiary, par value $1.00 per share (“Merger Subsidiary Common Stock”), issued and outstanding immediately prior to the Effective Time will be canceled as of the Effective Time.

(e)

Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary or any direct or indirect subsidiary of Parent or Merger Subsidiary, will be canceled without payment of any consideration therefor and without any conversion thereof.  Furthermore, at the Effective Time, one (1) share of Company Common Stock shall be issued to Parent.

1.5

Exchange of Company Common Stock.

(a)

At the Closing, Company will cause the delivery of all Company Shareholders Company Common Stock, all of which are outstanding immediately prior to the Effective Time, to Parent (“Company Certificates”), together with appropriate assignments signed by such holders, in exchange for the number of whole shares of Parent Common Stock into which such interests have been converted as provided in Section 1.4(a), and Company Certificates so surrendered will be canceled.

(b)

All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

(c)

As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock will cease to have any rights as Company Shareholders, except such rights, if any, as they may have pursuant to the Utah Act.  Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive certificates representing the number of whole shares of Parent Common Stock into which Company Common Stock shall have been converted pursuant to the Merger as provided in Section 1.4(a).

(d)

No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates; no dividend or other distribution of Parent will relate to any fractional share; and such fractional share will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.  All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent.  If a fractional share results from such aggregation, then such fractional share will be rounded up to the nearest whole share and each holder of shares of Company Common Stock interests who otherwise would be entitled to receive such fractional share of Parent Common Stock will receive one whole share in lieu of such fractional share, as applicable.

1.6

Articles of Incorporation of the Surviving Corporation.  The Articles of Incorporation of Company as in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law, except that the name of Company shall be changed to “Network Dealer Services, Inc.”

1.7

Bylaws of the Surviving Corporation.  The Bylaws of Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.8

Directors and Officers of the Surviving Corporation and Parent.

(a)

Directors and Officers of the Surviving Corporation.  The directors and officers of Company, as of the Effective Time, shall continue as the directors of the Surviving Corporation.

(b)

Directors of the Parent.  The directors of Parent immediately prior to the Effective Time shall appoint Joshua A. Griffin and R. Shane Griffin to Parent’s board of directors, and thereafter, with the exception of James P. Doolin, the current directors of Parent shall resign effective as of the Effective Time, and the officers of the Surviving Corporation shall be appointed by the present or new directors, who shall be Joshua A. Griffin, President; Paul D. Stevens, Vice President; and R. Shane Griffin, Secretary/Treasurer.

1.9

Dissenting Interests.  Company Shareholders, who would have had the right to demand and perfect such holders’ rights to dissent from the Merger and to be paid the fair value of such holders’ shares in accordance with Sections 92A.300 to 92A.500 of the Utah Act, shall have waived all such Dissenters’ Rights as a condition to the Closing of the Merger.

1.10

Parent Common Stock Outstanding Immediately Prior and Following the Closing of Merger.  Immediately prior to the Closing of the Merger, Parent shall have not more than 1,863,407 outstanding shares of Parent Common Stock, and no outstanding options, warrants, calls or other rights to acquire authorized but unissued Parent Common Stock or other securities of Parent.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

2.1

Disclosure Schedule.  The disclosure schedule attached hereto as Exhibit 2.1 (“Company Disclosure Schedule”) is divided into sections that correspond to the sections of this Article 2.  Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

2.2

Corporate Organization, etc.  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Company.  Company Disclosure Schedule contains a list of all jurisdictions in which Company is qualified or licensed to do business and includes complete and correct copies of Company’s articles of incorporation and bylaws.  Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

2.3

Capitalization.  The authorized capital securities of Company is set forth in the Company Disclosure Schedule.  The number of shares of Company Common Stock outstanding, as of the date of this Agreement and as set forth in Company Disclosure Schedule, represent all of the issued and outstanding capital securities of Company.  All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights.  There are no shares of Company Common Stock or other equity securities of Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights.  Other than as set forth on Company Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Company, including any right of conversion or exchange under any security or other instrument.  Company has no subsidiaries.

2.4

Authorization, etc.  Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Company and is the valid and binding legal obligation of Company enforceable against Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

2.5

Non-Contravention.  Except as set forth in Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

(a)

violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of Company;

(b)

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Company is a party or by which Company or any of Company’s properties or assets is or may be bound;

(c)

result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of Company under any debt, obligation, contract, agreement or commitment to which Company is a party or by which Company or any of Company’s assets or properties are bound; or

(d)

materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.6

Consents and Approvals.  Except as set forth in Company Disclosure Schedule, with respect to Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Company or the consummation by Company of the transactions contemplated herein.

2.7

Financial Statements.  Company Disclosure Schedule contains a copy of the financial statements of Company for the fiscal years ended December 31, 2008, and 2009, consisting of the unaudited federal income tax returns of Company’s predecessor, Red Foxx Solutions, LLC, a Utah limited liability company (“Red Foxx LLC”), which was converted to a Utah corporation in the form of Company on September 29, 2009, and an unaudted balance sheet and income statement of Red Foxx LLC as of September 30, 2009 (the “Financial Statements”).  Except as disclosed therein or in Company Disclosure Schedule, the aforesaid Financial Statements: (i) are in accordance with the books and records of Company and have been prepared in conformity with good accounting practices (except as stated therein or in the notes thereto); and (ii) are true, complete and accurate in all material respects and fairly present the financial position of Company as of the date thereof, and the income or loss for the period then ended.

2.8

Absence of Undisclosed Liabilities.  Company does not have any material liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a “Liability” and collectively as “Liabilities”), other than: (a) Liabilities that are fully reflected or reserved for in the

Financial Statements; (b) Liabilities that are set forth on the Company Disclosure Schedule; (c) Liabilities incurred by Company in the ordinary course of business after the date of the Financial Statements and consistent with past practice; (d) Liabilities in an amount not to exceed $5,000 individually or in the aggregate unless such amounts are disclosed on Company Disclosure Schedule; or (e) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 2.14 of Company Disclosure Schedule.

2.9

Absence of Certain Changes.  Except as set forth in the Company Disclosure Schedule, since December 31, 2008, Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice.  Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

(a)

Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on Company; and

(b)

Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on  Company.

2.10

Assets. Except as set forth in Company Disclosure Schedule, Company has good and marketable title to all of its assets and properties, whether or not reflected in the Financial Statements or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for Company to conduct its business and operations as currently conducted (collectively, the “Assets”), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a “Lien”), other than (i) liens securing specific Liabilities shown in the Financial Statements with respect to which no breach, violation or default exists; (ii) mechanics’, carriers’, workers’ or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings (“Permitted Liens”).

2.11

Receivables and Payables.

(a)

Except as set forth on Company Disclosure Schedule, all accounts receivable of Company represent sales in the ordinary course of business and, to  Company’s knowledge, are current and collectible net of any reserves shown in the Financial Statements and none of such receivables is subject to any Lien other than a Permitted Lien.

(b)

Except as set forth on Company Disclosure Schedule, all payables by  Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty (60) days beyond the due date in its payment.

2.12

Intellectual Property Rights.  Company owns or has the unrestricted right to use, and Company Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, “Intellectual Property Rights”) used in, or necessary for, the operation of its Business as currently conducted or proposed to be conducted.  Except as set forth on Company Disclosure Schedule, to Company’s knowledge, the use of all Intellectual Property Rights necessary or required for the conduct of the Business of Company as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity.  Except as described on Company Disclosure Schedule, to Company’s knowledge: (a) Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances.  All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of Company or, to the knowledge of Company, any other party thereto.

2.13

Litigation.  Except as set forth in Company Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Company, threatened or contemplated by or against or involving Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

2.14

Contracts and Commitments; No Default.

(a)

Except as set forth in Company Disclosure Schedule, Company is not a party to, nor are any of the Assets bound by, any written or oral:

(i)

employment, non-competition, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

(ii)

indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company;

(iii)

contract, agreement, lease  (real or personal property) or arrangement that (A) is not terminable on less than 30 days’ notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $50,000 over its term;

(iv)

contract, agreement, commitment or license relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this Section 2.14;

(v)

obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity; or

(vi)

outstanding sales or purchase contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit.

(b)

True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.14 (“Company Contracts”) have been provided to Parent for review. Except as set forth in Company Disclosure Schedule, all of Company Contracts items are valid and enforceable by and against Company in accordance with their terms, and are in full force and effect.  Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

2.15

Compliance with Law; Permits and Other Operating Rights.  Except as set forth in Company Disclosure Schedule, the Assets, properties, business and operations of Company are and have been in compliance in all respects with all Laws applicable to Company’s assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect.  Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent Company from being able to continue to use such permits and operating rights.  Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

2.16

Brokers.  With the exception of the Consulting Agreement between Company and SCS, Inc., a Utah corporation (“SCS”), neither Company nor, to the knowledge of Company, any of the its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Company for any such fee or commission to be claimed by any person or entity.

2.17

Issuance of Parent Common Stock.  To Company’s knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Rule 506 of Regulation D promulgated thereunder.

2.18

Books and Records.  The books of account, minute books, stock record books, and other material records of Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices.  The minute books of Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers, the managers and committees of the managers of Company.  At the Closing, all of those books and records will be in the possession of Company.

2.19

Business Generally; Accuracy of Information.  No representation or warranty made by Company in this Agreement, Company Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUBSIDIARY

Parent and Merger Subsidiary represent and warrant to Company as follows:

3.1

Disclosure Schedule.  The disclosure schedule attached hereto as Exhibit 3.1 (“Parent Disclosure Schedule”) is divided into sections that correspond to the sections of this Article 3.  Parent Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

3.2

Corporate Organization, Standing and Power.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary.  Parent owns all of the outstanding capital stock of Merger Subsidiary.  Parent does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity, other than Merger Subsidiary.

3.3

Authorization.  Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein.  The board of directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary, have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.  This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors’ rights generally.

3.4

Capitalization.  The authorized capital securities of Parent and Merger Subsidiary are set forth in the Parent Disclosure Schedule.  The number of shares of Parent Common Stock, as of the date of this Agreement and as set forth in Parent Disclosure Schedule, represent all of the issued and outstanding capital securities of the Parent.  All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights.  There are no shares of Parent Common Stock or other equity securities of Parent outstanding or any securities convertible into or exchangeable for such interests, securities or rights.  Other than as set forth on the Parent Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Parent is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Parent, including any right of conversion or exchange under any security or other instrument.

3.5

Non-Contravention.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

(a)

violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or

(b)

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is or may be bound;

(c)

result in the creation or imposition of any Encumbrance upon any property or assets of Parent or the Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective assets or properties is or may be bound; or

(d)

violate any Law of any Authority.

3.6

Consents and Approvals.  No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent or Merger Subsidiary.

3.7

Valid Issuance.  Parent Common Stock to be issued in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

3.8

Financial Statements.

(a)

The financial statements of Parent consisting of audited financial statements for the fiscal years ended September 30, 2008, and 2007, and an unaudited balance sheet and income statement as of September 30, 2009 (the “Parent Financial Statements”): (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements); and (ii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.  All adjustments considered necessary for a fair presentation of the Parent Financial Statements have been included.

3.9

No Liabilities.  Parent does not have any Liabilities, except for (i) Liabilities expressly stated in the most recent balance sheet, or (ii) other Liabilities which do not exceed $1,000 in the aggregate, except as set forth in Parent Disclosure Schedule in Section 3.9 thereof.

3.10

No Assets.  As of the Closing, Parent will not have any assets or operations of any kind, except as identified in the most recent balance sheet and notes thereto included in Parent Disclosure Schedule.

3.11

Absence of Certain Changes.  Parent has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice.  Without limiting the generality of the foregoing, subject to the aforesaid exceptions, Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Parent.

3.12

Litigation.  There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Parent or the Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

3.13

Contracts and Commitments; No Default.  Parent is not a party to, nor are any of its Assets bound by, any contract (a “Parent Contract”) that is not disclosed.  None of Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement.  Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of  Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

3.14

No Broker or Finder.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

3.15

Intercompany And Affiliate Transactions; Insider Interests.  Except as expressly identified in the Consent of Directors of Parent approving the Merger, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between Parent, on the one hand, and any director, officer, employee, stockholder, or affiliate of Parent, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for the Parent or from, to, by or for any of such persons, that are effected with all corporate consents and approvals necessary under controlling law, and currently in effect.

3.16

Business Generally; Accuracy of Information.  No representation or warranty made by Parent in this Agreement, Parent Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Company at the Closing by or on behalf of Parent in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

ARTICLE 4

COVENANTS OF THE PARTIES

4.1

Conduct of Business.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Company and Parent will each conduct its business and operations according to its ordinary and usual course of business consistent with past practices.  Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on Parent Disclosure Schedule or Company Disclosure Schedule, respectively, prior to the Closing Date, without the prior written consent of the other Parties, not to be unreasonably delayed, Parent and Company each will not:

(a)

amend its articles of incorporation or bylaws;

(b)

issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

(c)

adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

(d)

declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

(e)

(i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

(f)

hire any additional personnel;

(g)

incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, exceed $5,000 in the case of Parent or $5,000 in the case of Company;

(h)

make or enter into any commitment for capital expenditures in excess of $5,000 in the case of Parent or $5,000 in the case of Company;

(i)

pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

(j)

terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

(k)

acquire any of the business or assets of any other person or entity;

(l)

permit any of its current insurance (or reinsurance) policies to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those canceled, terminated or lapsed are in full force and effect;

(m)

enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

(n)

settle or compromise any suit, claim or dispute, or threatened suit, claim or dispute (other than any settlement or compromise having no effect upon the Company, its assets, operations or financial position); or

(o)

agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

Nothing herein shall prevent Company from operating its business in the ordinary course and consistent with past practice.

4.2

Full Access.  Throughout the period prior to Closing, each of the Parties has and will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the Parties in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing Parties.  Each of the Parties will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing Parties.

4.3

Confidentiality.  Each of the Parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, “Disclose”), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party’s counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients’ undertaking to comply with the provisions of this Section with respect to such information.  The term “Information” as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction.  Each of the Parties hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur.  All Parties hereto will be deemed to have satisfied each’ obligations to hold the Information confidential if each exercises the same care as each takes with respect to each’s own similar information.

4.4

Filings; Consents; Removal of Objections.  Subject to the terms and conditions herein provided, the Parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein.  In furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

4.5

Further Assurances; Cooperation; Notification.

(a)

Each of the Parties hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or Parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.  Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

(b)

At all times from the date hereof until the Closing, each of the Parties will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 4.

4.6

Supplements to Disclosure Schedule.  Prior to the Closing, each of the Parties will supplement or amend each’s respective Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development.  For purposes of determining the accuracy as of the date hereof of the representations and warranties of the Company contained in Article 2 hereof or Parent in Article 3 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule of each party will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

4.7

Public Announcements.  None of the Parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other Parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the Parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other Parties of such requirement and discusses with the other Parties in good faith the exact proposed wording of any such announcement.

4.8

Satisfaction of Conditions Precedent.  Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

4.9

Resignation of Officers And Directors.  At the Closing, the pre-Closing officers and directors of Parent shall submit their written resignations from such offices effective as of the Closing, with the exception that James P. Doolin shall remain a director.  Prior to their resignations, the pre-Closing directors of Parent shall appoint to the board of directors of Parent, those persons indicated in Section 1.8(b), effective as of the Closing.

4.9

Waiver of Dissenters Rights.  All Company Shareholders shall have waived Dissenters’ Rights under the Utah Act.

ARTICLE 5

CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

5.1

Representations and Warranties True.  The representations and warranties of  Company contained in this Agreement, including without limitation in Company Disclosure Schedule initially delivered to Parent as Exhibit 2.1 (and not including any changes or additions delivered to

Parent pursuant to Section 4.6), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

5.2

Performance.  Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3

Required Approvals and Consents.

(a)

All action required by law and otherwise to be taken by the shareholders of Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

5.4

Agreements and Documents.  Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

(a)

a certificate executed on behalf of Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied;

(b)

a Shareholder Written Consent to Proposed Merger in the form of Exhibit 5.4(b) executed by all Company Shareholders;

(c)

a duly executed Lock-Up/Leak-Out Agreement of SCS in the form of Exhibit 5.4(c);

(d)

duly executed Lock-Up/Leak-Out Agreements of each of Company Shareholders in the form of Exhibit 5.4(d);

(e)

duly executed Investment Letters in the form of Exhibit 5.4(e); and

                        (f)       duly executed Services Agreements with Messrs. Dancy and Nelson in the form of Exhibit 5.4(f)(i) and 5.4(f)(ii), respectively.

5.5

Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Company since September 30, 2009, except as set forth in Company Disclosure Schedule in Section 2.11 thereof or incurred in the ordinary course of business and consistent with past practice.

5.6

No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on Company’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

5.7

Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

5.8

Appropriate Documentation.  Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request, along with duly executed copies of the Transaction Documents by the Parties and the Company Certificates.

ARTICLE 6

CONDITIONS TO OBLIGATIONS OF COMPANY

Notwithstanding anything in this Agreement to the contrary, the obligation of Company to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

6.1

Representations and Warranties True.  The representations and warranties of Parent contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

6.2

Performance.  Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing, including the obligations of the pre-Close officers and directors of Parent set forth in Section 4.9.

6.3

Required Approvals and Consents.

(a)

All action required by law and otherwise to be taken by the directors and stockholders of the Parent to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

6.4

Agreements and Documents.  The Company will have received the following agreements and documents, each of which will be in full force and effect:

(a)

a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6 and 6.7 have been duly satisfied;

(b)

a Shareholder Written Consent to Proposed Merger in the form of Exhibit 5.4(b) executed by all Company Shareholders;

(c)

resolutions of the board of directors of Parent and the board of directors and sole stockholder of Merger Subsidiary, certified by the secretary of Parent, approving the transactions contemplated by this Agreement, including the Merger, the issuance of the Merger Consideration and the matters referred to in Section 1.8(b) of this Agreement;

(d)

a duly executed Lock-Up/Leak-Out Agreement of SCS in the form of Exhibit 5.4(c);

(e)

a duly executed Lock-Up/Leak-Out Agreement of James P. Doolin in the form of Exhibit 6.4(e);

(f)

a duly executed Letter of Indemnification of James P. Doolin respecting all of the outstanding liabilities of Parent existing prior to the Effective Time in the form of Exhibit 6.4(f); and

                        (g)       duly executed Services Agreements with Messrs. Dancy and Nelson in the form of Exhibit 5.4(f)(i) and 5.4(f)(ii), respectively.

6.5

Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Parent since September 30, 2009, except as set forth in Parent Disclosure Schedule in Section 3.11 thereof.

6.6

No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

6.7

Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

6.8

Appropriate Documentation.  The Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as the Company may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

ARTICLE 7

TERMINATION AND ABANDONMENT

7.1

Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the written consent of Company and Parent.

7.2

Termination by Either Company or Parent.  This Agreement may be terminated by either Company or Parent if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

7.3

Termination by Parent.  This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in Article 5 have not been met or waived by Parent in writing prior to the Closing.

7.4

Termination by the Company.  This Agreement may be terminated prior to the Closing by action of Company if any of the conditions provided for in Article 6 have not been met or waived by Company in writing prior to the Closing.

7.5

Procedure and Effect of Termination.  In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Company or Parent pursuant to this Article 7, written notice thereof will be given to all other Parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the Parties hereto.  If this Agreement is terminated as provided herein:

(a)

Each of the Parties will, upon request, redeliver all documents, work papers and other material of the other Parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

(b)

No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

(c)

All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 8

MISCELLANEOUS  PROVISIONS

8.1

Expenses.  Parent and Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

8.2

Survival.  The representations and warranties of the Parties shall survive the Closing for a period of one (1) year.

8.3

Amendment and Modification.  Subject to applicable Law, this Agreement may be amended or modified by the Parties hereto at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

8.4

Waiver of Compliance; Consents.  Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

8.5

No Third Party Beneficiaries.  Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

8.6

Notices.  All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other Parties hereto in writing in accordance with this subsection.

If to Company prior to the Merger:	With a copy to:
Red Foxx Solutions, Inc. 1241 N. Main Street Layton, Utah 84041 Facsimile No.: 801-801-927-4594	Chris Brower, Esq. 1241 North Main Street Layton, Utah 84041 Facsimile No.: 801-927-4594

or to such other person or address as either Company or Company Shareholders will furnish to the other Parties hereto in writing in accordance with this subsection.

If to Parent or Merger Subsidiary prior to the Merger:	With a copy to:
Left Lane Imports, Inc. 5442 South 900 East, #125 Salt Lake City, Utah 84117 Facsimile No.: 801-906-0946	Leonard W. Burningham, Esq. 455 East 500 South, #205 Salt Lake City, Utah 84111 Facsimile No.: 801-355-7126

or to such other person or address as Parent will furnish to the other Parties hereto in writing in accordance with this subsection.

8.7

Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties.

8.8

Governing Law.  This Agreement and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Utah (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

8.9

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.10

Headings.  The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

8.11

Entire Agreement.  This Agreement, the Disclosure Schedules and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedules or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this Agreement or the Transaction Documents.  There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement.  This Agreement supersedes all prior agreements and understandings between the

Parties with respect to the transaction or transactions contemplated by this Agreement.  Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

8.12

Definition of Material Adverse Effect.  “Material Adverse Effect” with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

Signature Page Follows

24

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LEFT LANE IMPORTS, INC. By: /s/James P. Doolin James P. Doolin, President	RED FOXX SOLUTIONS, INC. By: /s/Joshua A. Griffin Joshua A. Griffin, President
LEFT LANE ACQUISITION, INC. By: /s/James P. Doolin James P. Doolin, President

EXHIBIT 2.1

Company Disclosure Schedule

2.2

Corporate Organization, Standing and Power

No exceptions.

2.3

Capitalization.

Authorized:

Common:

50,000,000 at $0.001 par value

Outstanding:

Common

40,000,000 at $0.001 par value

2.4

Authorization.

No exceptions.

2.5

Non-Contravention.

No exceptions.

2.6

Consents and Approvals.

No exceptions.

2.7

Financial Statements.

 Balance Sheet and Income Statement for the nine months ended September 30, 2009 (documents previously delivered).  The Balance Sheet and Income Statement have been created from the books and records of the Company for the purpose of this disclosure, but the Balance Sheet and Income Statement have not been audited or reviewed and are subject to change pending the audit to be completed following the Merger.  The books of the Company are and have been made available to all parties of the Merger for their review.

2.8

Absence of Undisclosed Liabilities.

a)

Capital leases of Xerox printers.  Lease lasting 47 months beginning on 111/15/2009.  Monthly lease charges consist of minimum monthly charges of approximately $$9,700. (documents previously delivered).

b)

Note payable due to Financial Pacific for Binding Equipment with a balance of $15,397.38 (documents previously delivered).

c)

Note Payable due to Kenco Lease with a balance of 25,562.57 (documents previously delivered).

d)

Note Payable due to Rocky Mtn Bank, for purchase of a box truck with a balance of $8,017.96 (documents previously delivered).

e)

Accounts Payable to Great Western Holding Company, Inc and Great Western Autoplex in the approximate amount of $292,153.70 (documents previously delivered, see Vendor Detail).

f)

Note Payable due to Summit Leasing with a balance of $70,291.12 (documents previously delivered).

g)

Member Note Payable due to Joshua A. Griffin with a Balance of $ 103,512.36 (documents previously delivered).

h)

Member Note Payable due to R. Shane Griffin in the amount of $ 103,512.36 (documents previously delivered).

i)

Other Accounts Payable as described in the Red Foxx Solutions – Vendor Balance Detail, as of Sept. 30, 2009 (documents previously delivered).

j)

Amount due to the Utah Labor Commission of $6,000 (documents previously delivered).

k)

Other payables or liabilities as reflected in other previously delivered documents.

2.9

Absence of Certain Changes.

No exceptions.

2.10

Assets.

No exceptions.

2.11

Receivables and Payables.

No exceptions.

2.12

Intellectual Property Rights.

No exceptions.

2.13

Litigation.

Potential litigation – see previously delivered document: Schedule of Potential or Threatened Litigation

2.14

Contracts and Commitments; No Default.

The Company is party to the following agreements, copies of which have been previously provided to the Parent:

Consulting Agreement with Smith Consulting Services, Inc. dated August 25, 2008, attached hereto as Exhibit 2.14.

Agreements evidencing liabilities as described in 2.8 herein and in documents previously delivered.

2.15

Compliance with Law; Permits and Other Operating Rights.

No exceptions.

2.16

Brokers.

Pursuant to the Consulting Agreement with SCS, SCS will own approximately 9.5% of the outstanding voting securities of the reorganized Company.  These shares were or will be acquired as follows:

Acquired in the Company’s 504 Offering

    75,000

Acquired from five (5) current stockholders

  210,000

Acquired from James P. Doolin

  331,000

Acquired pursuant to the Consulting Agreement

3,755,826

4,371,826

2.17

Issuance of Parent Common Stock.

No exceptions.

2.18

Books and Records.

No exceptions.

2.19

Business Generally; Accuracy of Information.

No exceptions.

EXHIBIT 3.1

Parent Disclosure Schedule

3.1

Disclosure Schedule.

3.2

Corporate Organization, Standing and Power

No exceptions.

3.3

Authorization

No exceptions.

3.4

Capitalization

Authorized:

Common:

50,000,000 at $0.01 par value

Outstanding:

Common:

1,863,407

Post Merger:

Issued in Exchange:

          40,000,000

Issued pursuant to Consulting

   Agreement with SCS

3,755,826

Issued for services rendered

   (Messrs. Dancy and Nelson)

   400,000

          44,155,826

Total Outstanding:

          46,019,233

3.5

Non-Contravention

No exceptions.

3.6

Consents and Approvals

No exceptions.

3.7

Valid Issuance

No exceptions.

3.8

Financial Statements

Balance Sheet and Income Statement for the fiscal year ended September 30, 2009, previously delivered.

3.9

No Liabilities

No exceptions.

3.10

No Assets

No exceptions.

3.11

Absence of Certain Changes

No exceptions.

3.12

Litigation

No exceptions.

3.13

Contracts and Commitments; No Default

Engagement Letter of Leonard W. Burningham, Esq. that is attached hereto as Exhibit 3.13.

3.14

No Broker or Finder

No exceptions.

3.15

Intercompany And Affiliate Transactions; Insider Interests

No exceptions

EXHIBIT 5.4(b)

Company Shareholder Written Consent to Proposed Merger

ACTION BY UNANIMOUS WRITTEN CONSENT

IN LIEU OF A MEETING

OF THE SHAREHOLDERS OF

RED FOXX SOLUTIONS, INC., a Utah corporation

Dated as of December 23, 2009

Under and in accordance with Section 16-10a-704 of the Utah Revised Business Corporation Act, the undersigned, constituting all of the shareholders (the “Shareholders”) of Red Foxx Solutions, Inc., a Utah corporation (the “Company”), hereby execute this instrument to evidence their consent to the taking of the actions set forth herein, and the adoption of the following recitals and resolutions without the holding of a meeting, to the same extent and with the same force and effect as if such recitals and resolutions were adopted at a formal meeting of the Shareholders, duly called and held for the purpose of voting upon a proposal to adopt such recitals and resolutions, which instrument shall be filed with the minutes of the meetings of the Shareholders:

Approval of Merger

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interest of the Company to merge with Left Lane Acquisition, Inc., a Utah corporation (“Merger Sub”), a subsidiary of Left Lane Imports, Inc., a Utah corporation (“Left Lane”), whereby the Company shall continue as the surviving corporation and the separate corporate existence of Merger Sub shall cease (the “Merger”);

WHEREAS, the Board has considered the proposed Agreement and Plan of Merger between the Company, Merger Sub and Left Lane, in substantially the form attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which the holders of the outstanding shares of the Company (the “Company Common Stock”) shall receive one share of the common stock of Left Lane (the “Left Lane Common Stock”) for each share of Company Common Stock (the “Merger Consideration”);

WHEREAS, the Shareholders have reviewed the Memorandum describing the Merger attached hereto as Exhibit B; and

WHEREAS, the Board has determined that the Merger is fair and in the best interest of the Company and the Shareholders and to proceed with the proposed Merger pursuant to the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement in substantially the form reviewed, but with such changes therein as the officers of the Company may deem to be necessary, is hereby approved and adopted;

FURTHER RESOLVED, that the undersigned Shareholders acknowledge that they are entitled to dissent from the proposed Merger described herein and that by their signature below acknowledge reviewing Sections 16-10a-1301 to 16-10a-1331 of the Utah Revised Business Corporation Act, a copy of which is attached hereto as Exhibit C, setting forth dissenters’ rights, and hereby waive such dissenters’ rights.

FURTHER RESOLVED, that Joshua A. Griffin, the President of the Company (“Griffin”), is hereby authorized and directed to execute and deliver the Merger Agreement and any related agreements or documents, together with such modifications as Griffin may deem necessary or desirable (to be conclusively evidenced by his execution thereof), in the name of and on behalf of the Company;

FURTHER RESOLVED, that Griffin is authorized and directed, in the name of and on behalf of the Company, in connection with the Merger, to take all necessary actions to cause any applications, notice or filings to be prepared, executed and filed (or to consent to incorporation or inclusion of information relating to the Company) with the appropriate governmental agencies, such applications, notices of filings to include any and all documents and instruments as may be necessary to be filed with or otherwise submitted with such applications, notices or filings, together with any appropriate amendments or supplements; and any such application, notice or filing to be sent requiring execution on behalf of the Company will be executed by Griffin, or such other officers of the Company as may be required under applicable law;

FURTHER RESOLVED, that Griffin and the other appropriate officers of the Company, or any one of them, are authorized, empowered an directed, in the name of and on behalf of the Company, to take all reasonable steps as may be necessary from time to time in order to carry out the purpose and intent of these resolutions, including, without limitation, the preparation and completion, with legal counsel, of all required closing documents and the consummation of the closing of the Merger called for by the Merger Agreement;

FURTHER RESOLVED, that wherever in these resolutions any director or officer of the Company is authorized to take any action he deems necessary, proper, advisable or required, the signing or execution by such director or officer of any instrument or the taking of any such action by him shall be conclusive evidence that he deems the same to be necessary, proper, advisable or required; and

FURTHER RESOLVED, that all of the acts or instruments of the Board (or any member of the Board) and the officers of the Company heretofore performed or executed on behalf of the Company that are consistent with the purposes and intents of these resolutions are hereby in all respects authorized, adopted, approved, ratified and confirmed.

This Action by Written Consent may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the date set forth above.

Dated: 12/21/09.

/s/ Joshua A. Griffin

Joshua A. Griffin (20,000,000 shares-50%)

Dated: 12/23/09.

/s/ R. Shane Griffin

R. Shane Griffin (20,000,000 shares-50%)

EXHIBIT 5.4(c)

Lock-Up/Leak-Out Agreement of SCS

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 23rd day of December, 2009, between Left Lane Imports, Inc., a Utah corporation (the “Company”), and Smith Consulting Services, Inc., a Utah corporation, sometimes referred to herein as the “Shareholder.”  For all purposes of this Agreement, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert.

WHEREAS, Left Lane; Left Lane Acquisition, Inc., a Utah corporation and a wholly-owned subsidiary of the Company (“Subsidiary”); and Red Foxx Solutions, Inc., a Utah corporation (“RFS”), and the shareholders of RFS (the “RFS Shareholders”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby the Company will issue shares of its common stock in exchange for all of the outstanding shares of common stock of RFS (the “Exchange”); and

WHEREAS, the execution and delivery of this Agreement is a condition of the closing of the Merger Agreement; and

WHEREAS, it is intended that the shares of common stock of the Company covered by this Agreement shall include all common stock currently owned or acquired by the Shareholder from the Company under the Merger Agreement (the “Common Stock”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Except as otherwise expressly provided herein, and except as Shareholder may be otherwise restricted from selling shares of Common Stock under applicable federal or state securities laws, rules and regulations and Securities and Exchange Commission (the “SEC”) interpretations thereof, Shareholder may only publicly sell Common Stock subject to the following conditions, commencing on the execution and delivery of this Agreement and for the eighteen (18) month period following the earlier of the date on which legal counsel satisfactory to the Company has determined that the Company satisfies the “current public information” requirements of subparagraph (c)(2) of Rule 144 or a date that is ninety (90) days from the effective date of a Form 10 Registration Statement to be filed by the Company with the SEC, regardless of whether the filing is made on Form 10 of the  SEC or by reason of the filing of a Form 8-A of the SEC that incorporates any S-1 Registration Statement filed by the Company with the SEC as the Company’s Form 10 (the “Lock-Up/Leak-Out Period”):

1.1

Subject to first satisfying any required holding period of Rule 144 of the SEC, the Shareholder shall not be allowed to publicly sell any shares of

Common Stock for the six (6) months subsequent to the earlier of the date on which legal counsel satisfactory to the Company has determined that the Company satisfies the “current public information” requirements of subparagraph (c)(2) of Rule 144 or a date that is ninety (90) days from the effective date of a Form 10 Registration Statement to be filed by the Company with the  SEC (the “Lock-Up Period”);

1.2

Subsequent to the Lock-Up Period, the Shareholder shall be allowed to publicly sell one percent (1%) of the Shareholder’s shares of Common Stock per quarter during the remaining  twelve (12) months of the Lock-Up/Leak-Out Period, on a cumulative basis, meaning that if no Common Stock was sold during one quarter while Common Stock was qualified to be sold, such shares of Common Stock can be sold in the next successive quarter (the “Leak-Out Period”).

1.3

An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

1.4

The Shareholder agrees that they will not engage in any short selling of the Common Stock of the Company during the Lock-Up/Leak-Out Period.

1.5

Any transferee of any of the shares of Common Stock of the Shareholder that is covered by this Agreement in a private sale shall be subject to (i) the receipt by the Company of a legal opinion from legal counsel satisfactory to the Company to the effect that the private sale complies with the so-called Section 4(1-1/2) exemption from the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the same resale conditions of this Agreement respecting the resale of any Common Stock acquired from the Shareholder, and for all such purposes, any such transferee shall be a “Shareholder” as defined herein; and provided further, all private sales made during the Lock-Up Period or the Leak-Out Period shall be first deducted from the Common Stock which the Shareholder can sell during the Leak-Out Period and be accounted for as part of the Common Stock that the Shareholder can sell under subparagraph (e) of Rule 144.

2.

The delivery of a duly executed copy of the Broker/Dealer Agreement by the Shareholder’s broker and a duly executed Seller’s Resale Agreement by the Shareholder in the forms attached hereto shall be satisfactory evidence for all purposes of this Agreement that the Shareholder and his/her/its broker will comply with the “brokers’ transactions” and “manner of sale” requirements of this Agreement, and no further evidence thereof will be required of the Shareholder; provided, however, the Company may confirm such compliance with any Shareholder and the Shareholder’s broker, to the extent that it deems reasonably required or necessary to assure compliance with this Agreement.

3.

Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.  Unless otherwise agreed, all such waivers shall be pro rata, as to all Shareholders who have executed a Lock-Up/Leak-Out Agreement with the exact terms as stated in this Lock-Up/Leak-Out Agreement in connection with the closing of the Exchange.

4.

Other than the contemplated Exchange or any merger with a subsidiary, in the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such event, and the Common Stock restricted pursuant hereto shall be released from such restrictions.

5.

Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

6.

The number of shares of Common Stock included in any monthly allotment that can be sold by the Shareholder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

7.

This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8.

All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, c/o Leonard W. Burningham, Esq., at 455 East 500 South Salt Lake City, Utah  84111; or, subsequent to the Exchange,  to the Company at 1241 North Main Street, Layton, Utah 84041, and to the Shareholder, at the address in the Counterpart Signature Page.  All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9.

The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10.

The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof.  The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or any the non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

11.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of  the members of the Board of Directors of the Company.

12.

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of Utah only, and submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

13.

In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

LEFT LANE IMPORTS, INC.

Date: 12/21/2009

By /s/James P. Doolin

LOCK-UP/LEAK-OUT AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the “Agreement”) dated as of the 23rd day of December, 2009, among Left Lane Imports, Inc., a Utah corporation (the “Company”); and Smith Consulting Services, Inc., by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of the Company set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.

SMITH CONSULTING SERVICES, INC.

By/s/Karl S. Smith

    Karl S. Smith

455 East 500 South, Suite #201

(Street Address)

Salt Lake City, Utah 84111

(City and State)

3,755,826

(Number of Shares Owned or Underlying Other Securities)

12/23/2009

(Date)

EXHIBIT 5.4(d)

Lock-Up/Leak-Out Agreements of Company Shareholders

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 21st day of December, 2009, between Left Lane Imports, Inc., a Utah corporation (the “Company”), and Joshua A. Griffin, an individual, sometimes referred to herein as the “Shareholder.”  For all purposes of this Agreement, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert.

WHEREAS, Left Lane; Left Lane Acquisition, Inc., a Utah corporation and a wholly-owned subsidiary of the Company (“Subsidiary”); and Red Foxx Solutions, Inc., a Utah corporation (“RFS”), and the shareholders of RFS (the “RFS Shareholders”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby the Company will issue shares of its common stock in exchange for all of the outstanding shares of common stock of RFS (the “Exchange”); and

WHEREAS, the execution and delivery of this Agreement is a condition of the closing of the Merger Agreement; and

WHEREAS, it is intended that the shares of common stock of the Company covered by this Agreement shall include all common stock currently owned or acquired by the Shareholder from the Company under the Merger Agreement or otherwise during the term of this Agreement (the “Common Stock”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Except as otherwise expressly provided herein, and except as Shareholder may be otherwise restricted from selling shares of Common Stock under applicable federal or state securities laws, rules and regulations and Securities and Exchange Commission (the “SEC”) interpretations thereof, Shareholder may only publicly sell Common Stock subject to the following conditions, commencing on the execution and delivery of this Agreement and for the twenty-four (24) month period following the effective date of a Form 10 Registration Statement to be filed by the Company with the SEC, regardless of whether the filing is made on Form 10 of the  SEC or by reason of the filing of a Form 8-A of the SEC that incorporates any S-1 Registration Statement filed by the Company with the SEC as the Company’s Form 10 (the “Lock-Up/Leak-Out Period”):

1.1

The Shareholder shall not be allowed to sell any shares of Common Stock for twelve (12) months subsequent to the effective date of a Form 10

Registration Statement to be filed by the Company with the  SEC (the “Lock-Up Period”);

1.2

Subsequent to the Lock-Up Period, the Shareholder, regardless of whether the Shareholder is then an “affiliate” of the Company, shall only publicly sell shares of the Shareholder’s Common Stock pursuant to and in full compliance with the provisions of subparagraphs c(i) of Rule 144 regarding “current public information” and (e)(1)(i) of Rule 144, regarding limiting the sales volume during each three month period thereafter to 1% of the total outstanding shares of the Company, for the next twelve (12) months (the “Leak-Out Period”) following the Lock-Up Period.

1.3

An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

1.4

The Shareholder agrees that they will not engage in any short selling of the Common Stock of the Company during the Lock-Up/Leak-Out Period.

1.5

Any transferee of any of the shares of Common Stock of the Shareholder that is covered by this Agreement in a private sale shall be subject to (i) the receipt by the Company of a legal opinion from legal counsel satisfactory to the Company to the effect that the private sale complies with the so-called Section 4(1-1/2) exemption from the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the same resale conditions of this Agreement respecting the resale of any Common Stock acquired from the Shareholder, and for all such purposes, any such transferee shall be a “Shareholder” as defined herein; and provided further, all private sales made during the Lock-Up Period or the Leak-Out Period shall be first deducted from the Common Stock which the Shareholder can sell during the Leak-Out Period and be accounted for as part of the Common Stock that the Shareholder can sell under subparagraph (e) of Rule 144.

2.

The delivery of a duly executed copy of the Broker/Dealer Agreement by the Shareholder’s broker and a duly executed Seller’s Resale Agreement by the Shareholder in the forms attached hereto shall be satisfactory evidence for all purposes of this Agreement that the Shareholder and his/her/its broker will comply with the “brokers’ transactions” and “manner of sale” requirements of this Agreement, and no further evidence thereof will be required of the Shareholder; provided, however, the Company may confirm such compliance with any Shareholder and the Shareholder’s broker, to the extent that it deems reasonably required or necessary to assure compliance with this Agreement.

3.

Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.  Unless otherwise agreed, all such waivers shall be pro rata, as to all Shareholders who have executed a Lock-Up/Leak-Out Agreement with the exact terms as stated in this Lock-Up/Leak-Out Agreement in connection with the closing of the Exchange.

4.

Other than the contemplated Exchange or any merger with a subsidiary, in the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such event, and the Common Stock restricted pursuant hereto shall be released from such restrictions.

5.

Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

6.

The number of shares of Common Stock included in any monthly allotment that can be sold by the Shareholder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

7.

This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8.

All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, c/o Leonard W. Burningham, Esq., at 455 East 500 South Salt Lake City, Utah  84111; or, subsequent to the Exchange,  to the Company at 1241 North Main Street, Layton, Utah 84041, and to the Shareholder, at the address in the Counterpart Signature Page.  All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9.

The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10.

The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof.  The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or any the non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

11.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of non-interested members of the Board of Directors of the Company.

12.

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of Utah only, and submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

13.

In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

LEFT LANE IMPORTS, INC.

Date: 12/21/2009

.

By /s/James P. Doolin

LOCK-UP/LEAK-OUT AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the “Agreement”) dated as of the 21st day of December, 2009, among Left Lane Imports, Inc., a Utah corporation (the “Company”); and Joshua A. Griffin, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of the Company set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.

/s/Joshua A. Griffin

Joshua A. Griffin

1241 N. Main Street

(Street Address)

Layton, Utah 84091

(City and State)

20,000,000

(Number of Shares Owned or Underlying Other Securities)

12/21/2009

(Date)

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 23rd day of December, 2009, between Left Lane Imports, Inc., a Utah corporation (the “Company”), and R. Shane Griffin, an individual, sometimes referred to herein as the “Shareholder.”  For all purposes of this Agreement, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert.

WHEREAS, Left Lane; Left Lane Acquisition, Inc., a Utah corporation and a wholly-owned subsidiary of the Company (“Subsidiary”); and Red Foxx Solutions, Inc., a Utah corporation (“RFS”), and the shareholders of RFS (the “RFS Shareholders”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby the Company will issue shares of its common stock in exchange for all of the outstanding shares of common stock of RFS (the “Exchange”); and

WHEREAS, the execution and delivery of this Agreement is a condition of the closing of the Merger Agreement; and

WHEREAS, it is intended that the shares of common stock of the Company covered by this Agreement shall include all common stock currently owned or acquired by the Shareholder from the Company under the Merger Agreement or otherwise during the term of this Agreement (the “Common Stock”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Except as otherwise expressly provided herein, and except as Shareholder may be otherwise restricted from selling shares of Common Stock under applicable federal or state securities laws, rules and regulations and Securities and Exchange Commission (the “SEC”) interpretations thereof, Shareholder may only publicly sell Common Stock subject to the following conditions, commencing on the execution and delivery of this Agreement and for the twenty-four (24) month period following the effective date of a Form 10 Registration Statement to be filed by the Company with the SEC, regardless of whether the filing is made on Form 10 of the  SEC or by reason of the filing of a Form 8-A of the SEC that incorporates any S-1 Registration Statement filed by the Company with the SEC as the Company’s Form 10 (the “Lock-Up/Leak-Out Period”):

1.1

The Shareholder shall not be allowed to sell any shares of Common Stock for twelve (12) months subsequent to the effective date of a Form 10 Registration Statement to be filed by the Company with the  SEC (the “Lock-Up Period”);

1.2

Subsequent to the Lock-Up Period, the Shareholder, regardless of whether the Shareholder is then an “affiliate” of the Company, shall only publicly sell shares of the Shareholder’s Common Stock pursuant to and in full compliance with the provisions of subparagraphs c(i) of Rule 144 regarding “current public information” and (e)(1)(i) of Rule 144, regarding limiting the sales volume during each three month period thereafter to 1% of the total outstanding shares of the Company, for the next twelve (12) months (the “Leak-Out Period”) following the Lock-Up Period.

1.3

An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

1.4

The Shareholder agrees that they will not engage in any short selling of the Common Stock of the Company during the Lock-Up/Leak-Out Period.

1.5

Any transferee of any of the shares of Common Stock of the Shareholder that is covered by this Agreement in a private sale shall be subject to (i) the receipt by the Company of a legal opinion from legal counsel satisfactory to the Company to the effect that the private sale complies with the so-called Section 4(1-1/2) exemption from the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the same resale conditions of this Agreement respecting the resale of any Common Stock acquired from the Shareholder, and for all such purposes, any such transferee shall be a “Shareholder” as defined herein; and provided further, all private sales made during the Lock-Up Period or the Leak-Out Period shall be first deducted from the Common Stock which the Shareholder can sell during the Leak-Out Period and be accounted for as part of the Common Stock that the Shareholder can sell under subparagraph (e) of Rule 144.

2.

The delivery of a duly executed copy of the Broker/Dealer Agreement by the Shareholder’s broker and a duly executed Seller’s Resale Agreement by the Shareholder in the forms attached hereto shall be satisfactory evidence for all purposes of this Agreement that the Shareholder and his/her/its broker will comply with the “brokers’ transactions” and “manner of sale” requirements of this Agreement, and no further evidence thereof will be required of the Shareholder; provided, however, the Company may confirm such compliance with any Shareholder and the Shareholder’s broker, to the extent that it deems reasonably required or necessary to assure compliance with this Agreement.

3.

Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.  Unless otherwise agreed, all such waivers shall be pro rata, as to all

Shareholders who have executed a Lock-Up/Leak-Out Agreement with the exact terms as stated in this Lock-Up/Leak-Out Agreement in connection with the closing of the Exchange.

4.

Other than the contemplated Exchange or any merger with a subsidiary, in the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such event, and the Common Stock restricted pursuant hereto shall be released from such restrictions.

5.

Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

6.

The number of shares of Common Stock included in any monthly allotment that can be sold by the Shareholder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

7.

This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8.

All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, c/o Leonard W. Burningham, Esq., at 455 East 500 South Salt Lake City, Utah  84111; or, subsequent to the Exchange,  to the Company at 1241 North Main Street, Layton, Utah 84041, and to the Shareholder, at the address in the Counterpart Signature Page.  All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9.

The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10.

The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof.  The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this

Agreement to presently determine the type, extent or amount of damages that the Company or any the non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

11.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of non-interested members of the Board of Directors of the Company.

12.

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of Utah only, and submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

13.

In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

LEFT LANE IMPORTS, INC.

Date: 12/21/2009

.

By/s/James P. Doolin

LOCK-UP/LEAK-OUT AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the “Agreement”) dated as of the 23rd day of December, 2009, among Left Lane Imports, Inc., a Utah corporation (the “Company”); and R. Shane Griffin, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of the Company set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.

/s/R. Shane Griffin

R. Shane Griffin

1241 N. Main Street

(Street Address)

Layton, Utah 84091

(City and State)

20,000,000

(Number of Shares Owned or Underlying Other Securities)

12/23/2009

(Date)

EXHIBIT 5.4(e)

Form of Investment Letter

INVESTMENT LETTER

Left Lane Imports, Inc.

5442 South 900 East, #125

Salt Lake City, UT  84117

Re:

Acquisition of shares of common stock of Left Lane Imports, Inc., a Utah corporation (the “Company”)

Dear Ladies and Gentlemen:

In connection with the acquisition of shares of common stock of the Company, I hereby acknowledge that singly, or on behalf of an entity acquiring such securities, I represent and warrant that I have sufficient knowledge and experience to understand the nature of this acquisition and am fully capable of bearing the economic risk of the loss of my entire cost basis.

I acknowledge receipt of and access to information regarding the Company and understand that you will make all books and records of your Company available to me for my inspection in connection with the contemplated acquisition of the securities, and that I have been encouraged to review the information given to me and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company.

I understand that I must bear the economic risk of ownership of the securities for a long period of time, the minimum of which will be six (6) months, as these securities are “unregistered” securities and may not be sold unless any subsequent offer or sale is registered with the Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or other applicable laws, rules and regulations.

I intend that you rely on all of my representations made herein as they are made to induce you to issue me the securities, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows:

1.

That the securities are being received for investment purposes and not with a view toward further distribution;

2.

That I have a full and complete understanding of the phrase “for investment purposes and not with a view toward further distribution”;

3.

That I understand the meaning of “unregistered securities” and know that they are not freely tradeable;

4.

That any securities issued by you to me or my principal in connection with the securities shall be imprinted with a legend restricting their sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

5.

I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any certificate representing any of the securities being acquired unless I or my principal shall first have obtained an opinion of legal counsel to the effect that they may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the securities;

6.

That neither I nor my principal shall sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the securities being acquired except as may be pursuant to any applicable laws, rules and regulations;

7.

I fully understand that my investment or that of my principal for the acquisition of the securities is “risk capital,” and that I and my principal are fully capable of bearing the economic risks attendant to this investment, without qualification; and

8.

I also understand that without approval of counsel for the Company, all of the securities to be issued and delivered to me or my principal shall be represented by one certificate only, and that such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

The securities represented by this certificate have not been registered under the Securities Act, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

9.

I am an “accredited investor” as that term is defined in Rule 506 of the Securities and Exchange Commission.

Any request for more than one certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request.  The Company will attempt to accommodate any request where it believes the request is made for valid business or personal reasons so long as in its sole discretion, the granting of the request will not facilitate a “public” distribution of unregistered securities of the Company

Thank you very much.

Dated this ________ day of ______________________, 2009.

Very truly yours,

__________________________________

__________________________________

(title or capacity)

__________________________________

(Print Name)

EXHIBIT 5.4(f)(i)

Dancy Services Agreement

Left Lane Imports, Inc.

5442 South 900 East, #125

Salt Lake City, UT  84117

Red Foxx Solutions, Inc.

1241 North Main Street

Layton, Utah  84041

Re:

Services Agreement (“Agreement”) of M.E. Dancy Consulting Services, Inc., a Utah corporation (“Dancy”), with Left Lane Imports, Inc., a Utah corporation (“Left Lane”), and the execution and delivery of a Lock-Up/Leak-Out Agreement and an Investment Letter regarding shares of common stock of Left Lane being issued in consideration of such services

Gentlemen:

In consideration of the issuance of 200,000 shares of common stock of Left Lane that are “restricted securities” for the services described below, to be paid in advance for current availability of Dancy to render such services, Dancy agrees to (i) prepare corporate press releases, consult Left Lane with respect to public awareness concepts, interface with public investors via personal meetings and telephone with respect to company activity, assist in the preparation of a company profile of Left Lane for distribution and coordinate CEO interviews which can be archived and viewed by public investors; (ii) execute and deliver a Lock-Up/Leak-Out Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference; and (iii) execute and deliver an Investment Letter, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

Miscellaneous

1.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Dancy:

455 East 500 South, #205

Salt Lake City, Utah  84111

If to Left Lane:

The address listed above

If to RFS:

The address listed above

2.

This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

3.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

4.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

5.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.

In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

Dated: 12/21/2009

.

/s/Michael E. Dancy

Michael E. Dancy

EXHIBIT 5.4(f)(ii)

Nelson Services Agreement

Left Lane Imports, Inc.

5442 South 900 East, #125

Salt Lake City, UT  84117

Red Foxx Solutions, Inc.

1241 North Main Street

Layton, Utah  84041

Re:

Services Agreement (“Agreement”) of David E. Nelson (“Nelson” or “Consultant”), with Left Lane Imports, Inc., a Utah corporation (“Left Lane” or the “Company”), and the execution and delivery of a Lock-Up/Leak-Out Agreement and an Investment Letter regarding shares of common stock of Left Lane being issued in consideration of such services

Gentlemen:

In consideration of the issuance of 200,000 shares of common stock of Left Lane that are “restricted securities” for the services described below, to be paid in advance for current availability of Nelson to render such services, Nelson agrees to (i):

a.

Assist the Company with Investor Awareness activities directed at current shareholders and .potential new shareholders.

b.

Assist the Company to structure and implement a program designed to create extensive financial market and investor awareness for the Company to drive long-term shareholder support.

c.

Assist the Company as may be requested by the Company from time to time to carry out Investor Relations activities including:

·

Campaign Development and Execution

·

Press Announcements approval and distribution

·

Database Development and Management

·

Awareness Campaigns: institutional and retail

·

Public relations

·

Preparation and dissemination of Investor Relations materials

d.

The Consultant understands that during any period in which the Company is in "registration" for a public offering of Securities under the Securities Act of 1993, and during the distribution of such securities, the Company's investor relations and marketing efforts will be severely limited. However, it will be the responsibility of the Company (with the advice from its securities counsel) to determine what investor relations and financial marketing efforts are permissible and non-permissible during such periods, and the Consultant will follow the direction of the Company and its securities counsel;

(ii) execute and deliver a Lock-Up/Leak-Out Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference; and (iii) execute and deliver an Investment Letter, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

Miscellaneous

1.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Nelson:

455 East 500 South, #201

Salt Lake City, Utah  84111

If to Left Lane:

The address listed above

If to RFS:

The address listed above

2.

This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

3.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

4.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

5.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.

In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

Dated: 12/22/2009

.

/s/David E. Nelson

David E. Nelson

EXHIBIT 6.4(e)

Lock-Up/Leak-Out Agreement of James P. Doolin

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 21st day of December, 2009, between Left Lane Imports, Inc., a Utah corporation (the “Company”), and James P. Doolin, an individual, sometimes referred to herein as the “Shareholder.”  For all purposes of this Agreement, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert.

WHEREAS, Left Lane; Left Lane Acquisition, Inc., a Utah corporation and a wholly-owned subsidiary of the Company (“Subsidiary”); and Red Foxx Solutions, Inc., a Utah corporation (“RFS”), and the shareholders of RFS (the “RFS Shareholders”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby the Company will issue shares of its common stock in exchange for all of the outstanding shares of common stock of RFS (the “Exchange”); and

WHEREAS, the execution and delivery of this Agreement is a condition of the closing of the Merger Agreement; and

WHEREAS, it is intended that the shares of common stock of the Company covered by this Agreement shall include all common stock currently owned or acquired by the Shareholder from the Company under the Merger Agreement (the “Common Stock”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Except as otherwise expressly provided herein, and except as Shareholder may be otherwise restricted from selling shares of Common Stock under applicable federal or state securities laws, rules and regulations and Securities and Exchange Commission (the “SEC”) interpretations thereof, Shareholder may only publicly sell Common Stock subject to the following conditions, commencing on the execution and delivery of this Agreement and for the nine (9) month period following the earlier of the date on which legal counsel satisfactory to the Company has determined that the Company satisfies the “current public information” requirements of subparagraph (c)(2) of Rule 144 or a date that is ninety (90) days from the effective date of a Form 10 Registration Statement to be filed by the Company with the SEC, regardless of whether the filing is made on Form 10 of the  SEC or by reason of the filing of a Form 8-A of the SEC that incorporates any S-1 Registration Statement filed by the Company with the SEC as the Company’s Form 10 (the “Lock-Up/Leak-Out Period”):

1.1

The Shareholder shall not be allowed to sell any shares of Common Stock for the ninety (90) days subsequent to the earlier of the date on which legal counsel satisfactory to the Company has determined that the Company satisfies the “current public information” requirements of subparagraph (c)(2) of Rule 144 or a date that is ninety (90) days from the effective date of a Form 10 Registration Statement to be filed by the Company with the  SEC (the “Lock-Up Period”);

1.2

Subsequent to the Lock-Up Period, the Shareholder shall be allowed to sell one-sixth (1/6th) of the Shareholder’s shares of Common Stock per month during the Lock-Up/Leak-Out Period, on a cumulative basis, meaning that if no Common Stock was sold during one month while Common Stock was qualified to be sold, such shares of Common Stock can be sold in the next successive month (the “Leak-Out Period”).

1.3

An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

1.4

The Shareholder agrees that they will not engage in any short selling of the Common Stock of the Company during the Lock-Up/Leak-Out Period.

1.5

Any transferee of any of the shares of Common Stock of the Shareholder that is covered by this Agreement in a private sale shall be subject to (i) the receipt by the Company of a legal opinion from legal counsel satisfactory to the Company to the effect that the private sale complies with the so-called Section 4(1-1/2) exemption from the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the same resale conditions of this Agreement respecting the resale of any Common Stock acquired from the Shareholder, and for all such purposes, any such transferee shall be a “Shareholder” as defined herein; and provided further, all private sales made during the Lock-Up Period or the Leak-Out Period shall be first deducted from the Common Stock which the Shareholder can sell during the Leak-Out Period and be accounted for as part of the Common Stock that the Shareholder can sell under subparagraph (e) of Rule 144.

2.

The delivery of a duly executed copy of the Broker/Dealer Agreement by the Shareholder’s broker and a duly executed Seller’s Resale Agreement by the Shareholder in the forms attached hereto shall be satisfactory evidence for all purposes of this Agreement that the Shareholder and his/her/its broker will comply with the “brokers’ transactions” and “manner of sale” requirements of this Agreement, and no further evidence thereof will be required of the Shareholder; provided, however, the Company may confirm such compliance with any Shareholder and the Shareholder’s broker, to the extent that it deems reasonably required or necessary to assure compliance with this Agreement.

3.

Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.  Unless otherwise agreed, all such waivers shall be pro rata, as to all Shareholders who have executed a Lock-Up/Leak-Out Agreement with the exact terms as stated in this Lock-Up/Leak-Out Agreement in connection with the closing of the Exchange.

4.

Other than the contemplated Exchange or any merger with a subsidiary, in the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such event, and the Common Stock restricted pursuant hereto shall be released from such restrictions.

5.

Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

6.

The number of shares of Common Stock included in any monthly allotment that can be sold by the Shareholder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

7.

This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8.

All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, c/o Leonard W. Burningham, Esq., at 455 East 500 South Salt Lake City, Utah  84111; or, subsequent to the Exchange,  to the Company at 1241 North Main Street, Layton, Utah 84041, and to the Shareholder, at the address in the Counterpart Signature Page.  All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9.

The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10.

The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof.  The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the

Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or any the non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

11.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of the members of the Board of Directors of the Company.

12.

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States and state courts of Utah only, and submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

13.

In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

LEFT LANE IMPORTS, INC.

Date: 12/21/2009

.

By /s/

LOCK-UP/LEAK-OUT AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the “Agreement”) dated as of the 21st day of December, 2009, among Left Lane Imports, Inc., a Utah corporation (the “Company”); and James P. Doolin, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of the Company set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.

/s/James P. Doolin

James P. Doolin

1704 E. Harvard Ave.

(Street Address)

Salt Lake City, Utah 84108

(City and State)

742,407

(Number of Shares Owned or Underlying Other Securities)

12/21/2009

(Date)

EXHIBIT 6.4(f)

Letter of Indemnification

Left Lane Imports, Inc.

5442 South 900 East, #125

Salt Lake City, UT  84117

Red Foxx Solutions, Inc.

1241 North Main Street

Layton, Utah  84041

Re:

Indemnification Agreement of James P. Doolin (the “Indemnitor”) respecting Section 6.4(f) and Exhibit 6.4(f) of the that certain Agreement and Plan of Merger (the “Merger Agreement”) between Left Lane Imports, Inc., a Utah corporation (“Left Lane”); Left Lane Acquisition, Inc., a Utah corporation incorporated and a wholly-owned subsidiary of Left Lane (“Subsidiary”); Red Foxx Solutions, Inc., a Utah corporation (“RFS”); and all of the current shareholders of RFS (the “RFS Current Shareholders”); and the execution and delivery of a Lock-Up/Leak-Out Agreement

Gentlemen:

In consideration of the closing (the “Closing”) of the Merger Agreement, and the transfer to the Indemnitor of all automobiles currently in the inventory of Left Lane as outlined in the balance sheet of Left Lane for the fiscal year ended September 30, 2009, a copy of which was attached to Parent’s Disclosure Schedule under the Merger Agreement and incorporated herein by reference, or such inventory acquired thereafter but prior to the Closing, the Indemnitor agrees: (i) to assume, pay and indemnify and hold Left Lane and RFS (the “Indemnitees”) harmless from and against any and all claims or liabilities of any type or nature whatsoever of Left Lane existing or arising before the Closing of the Merger Agreement; and (ii) to execute and deliver the Lock-Up/Leak-Out Agreement that is Exhibit 6.4(e) to the Merger Agreement.

The Indemnitor and the Indemnitees agree that all of the representations, warranties, covenants and indemnification obligations of the Indemnitor contained herein shall survive the Closing for a period of one (1) year and shall thereafter be of no further force or effect (the “Indemnification Period”).  In the event that any claim for indemnification under this Indemnification Agreement shall have been given within the Indemnification Period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.   Notwithstanding anything to the contrary herein, any claim relating to fraud or intentional misrepresentation shall also survive the Closing and continue in full force and effect until expiration of any applicable statute of limitation.

1.     The Indemnitor hereby agrees to indemnify and hold RFS, its officers, directors, employees and agents and each person, if any, who controls RFS within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the RFS Current Stockholders, Left Lane and all of its then duly elected officers, directors, employees and agents and each person, if any, who then controls Left Lane within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all past liabilities of any type or nature whatsoever of Left Lane existing at the Closing or arising after the Closing but relating to acts or omissions occurring prior to Closing, which includes any and all expenses related to the defense, compromise or settlement of any action with respect to such liabilities.

2.      In case any action shall be commenced involving any person in respect of whom indemnity may be sought pursuant hereto (the “Indemnified Party”), the Indemnified Party shall promptly notify Indemnitor in writing.   A delay in giving notice shall only relieve the Indemnitor of liability to the extent the Indemnitor suffer actual prejudice because of the delay.  The Indemnitor shall have the right, at their option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

3.     The parties agree that all of the representations and warranties contained herein shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

4.     At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Indemnification Agreement.

5.     Any failure on the part of any party hereto to comply with any of his or its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

6.     All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to the Indemnitor:

1704 E. Harvard Avenue

Salt Lake City, Utah  84108

If to Left Lane:

The address listed above

If to RFS:

The address listed above

7.     This Indemnification Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

8.     This Indemnification Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Indemnification Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

9.     This Indemnification Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

10.     This Indemnification Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.     In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Indemnification Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

Dated: 12/21/2009

.

/s/James P. Doolin

James P. Doolin